AMENDED AND RESTATED BYLAWS OF
                             PMA CAPITAL CORPORATION

                                Table of Contents


Article/Section    Title                                             Page No

  Article 1        Corporate Office ...................................  1
  Section 1.1      Registered Office ..................................  1
  Section 1.2      Other Offices ......................................  1

  Article 2        Shareholder; Share Certificates ....................  1
  Section 2.1      Shares; Share Certificates  ........................  1
  Section 2.2      Lost Certificates ..................................  1
  Section 2.3      Transfer of Shares  ................................  1
  Section 2.4      Transfer Agents and Registrars  ....................  2
  Section 2.5      Transfer Rules  ....................................  2
  Section 2.6      Uncertificated Shares  .............................  2

  Article 3        Shareholders Meetings  .............................  2
  Section 3.1      Place of Meeting  ..................................  2
  Section 3.2      Annual Meetings  ...................................  2
  Section 3.3      Special Meetings  ..................................  2
  Section 3.4      Notice of Meetings  ................................  2
  Section 3.5      Notice of Meeting Not Required  ....................  2
  Section 3.6      Electronic Shareholder Meetings  ...................  3
  Section 3.7      Nomination of Directors  ...........................  3
  Section 3.8      Notice of Shareholder Business  ....................  4

  Article 4        Quorum of Shareholders  ............................  5
  Section 4.1      Requirement of Quorum  .............................  5
  Section 4.2      Quorum  ............................................  5
  Section 4.3      Continuation of Business  ..........................  6
  Section 4.4      Adjournments  ......................................  6
  Section 4.5      Limits on Adjournments  ............................  6
  Section 4.6      Votes Necessary  ...................................  6

  Article 5        Proxies  ...........................................  6
  Section 5.1      Proxies; Revocability  .............................  6
  Section 5.2      Multiple Proxies  ..................................  7

  Article 6        Record Date  .......................................  7
  Section 6.1      Fixing of Record Date  .............................  7

  Article 7        Shareholder List  ..................................  7
  Section 7.1      Shareholder List  ..................................  7
  Section 7.2      Validity of Action  ................................  7
  Section 7.3      Transfer Books  ....................................  7
  Section 7.4      Registered Shareholders  ...........................  7

  Article 8        Judges of Election  ................................  8
  Section 8.1      Appointment  .......................................  8
  Section 8.2      Vacancy  ...........................................  8
  Section 8.3      Duties  ............................................  8
  Section 8.4      Reports  ...........................................  8

  Article 9        No Consent of Shareholders in Lieu of Meeting         8
  Section 9.1      No Action by Consent  ..............................  8

  Article 10       Directors  .........................................  9
  Section 10.1     Number; Powers  ....................................  9
  Section 10.2     Election  ..........................................  9
  Section 10.3     Qualification  .....................................  9
  Section 10.4     Meeting without Notice  ............................  9
  Section 10.5     Regular Meetings  ..................................  9
  Section 10.6     Special Meetings  ..................................  9
  Section 10.7     Quorum  ............................................  9
  Section 10.8     Electronic Meetings  ...............................  9

  Article 11       Removal of Directors  ..............................  10
  Section 11.1     Removal by Shareholders  ...........................  10
  Section 11.2     Declared Vacancies .................................  10
  Section 11.3     Removal of Board  ..................................  10

  Article 12       Vacancies in the Board of Directors  ...............  10
  Section 12.1     Filling Vacancies ..................................  10
  Section 12.2     Vacancies; Resignations  ...........................  10

  Article 13       Director Action by Unanimous Written Consent .......  10
  Section 13.1     Unanimous Consent  .................................  10

  Article 14      Compensation of Directors  .........................   11
  Section 14.1     Compensation  ......................................  11

  Article 15       Committees  ........................................  11
  Section 15.1     Establishment  .....................................  11
  Section 15.2     Executive Committees  ..............................  11
  Section 15.3     Audit Committee  ...................................  11
  Section 15.4     Alternative Members  ...............................  12
  Section 15.5     Status of Committee Action  ........................  12

  Article 16       Liability of Directors  ............................  12
  Section 16.1     Fiduciary Duties  ..................................  12
  Section 16.2     Fiduciary Duties; Consideration  ...................  12
  Section 16.3     Presumption of Good Faith  .........................  13
  Section 16.4     No Personal Liability; Exceptions...................  13
  Section 16.5     Amendments  ........................................  13

  Article 17       Officers  ..........................................  13
  Section 17.1     Numbers and Qualifications  ........................  13
  Section 17.2     Election; Resignation  .............................  13
  Section 17.3     Actions in Good Faith  .............................  14
  Section 17.4     Removal  ...........................................  14
  Section 17.5     Voting of Stock in Other Corporations ..............  14

  Article 18       Duties of Officers  ................................  14
  Section 18.1     Chairman of the Board  .............................  14
  Section 18.2     President  .........................................  14
  Section 18.3     Vice President  ....................................  15
  Section 18.4     Secretary  .........................................  15
  Section 18.5     Treasurer  .........................................  15
  Section 18.6     Assistant Secretary  ...............................  15
  Section 18.7     Assistant Treasurer  ...............................  15
  Section 18.8     Assistant Officers  ................................  15
  Section 18.9     Bonds  .............................................  15
  Section 18.10    Designations  ......................................  16

  Article 19       Indemnification of Officers, Directors,
                   Employees, and Agents ..............................  16
  Section 19.1     Indemnification  ...................................  16
  Section 19.2     Non-Exclusivity ....................................  16
  Section 19.3     Expenses  ..........................................  16
  Section 19.4     Continuation  ......................................  16
  Section 19.5     Securing Obligations  ..............................  16
  Section 19.6     Separate Agreement  ................................  17
  Section 19.7     Defense of Claims  .................................  17
  Section 19.8     Insurance  .........................................  17
  Section 19.9     Amendment  .........................................  18

  Article 20       Fiscal Year  .......................................  18
  Section 20.1     Fiscal Year  .......................................  18

  Article 21       Notices  ...........................................  18
  Section 21.1     Manner of Giving Written Notice  ...................  18
  Section 21.2     Waiver of Notice  ..................................  18

  Article 22       Amendments  ........................................  19
  Section 22.1     Amendments Requiring Shareholder Approval  .........  19
  Section 22.2     Amendments Requiring Notice  .......................  19
  Section 22.3     Other Amendments  ..................................  19

                         AMENDED AND RESTATED BYLAWS OF
                             PMA CAPITAL CORPORATION



                                    ARTICLE 1

                                Corporate Office

         Section 1.1 Registered Office. The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

         Section 1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                    ARTICLE 2

                        Shareholders; Share Certificates



         Section 2.1 Shares; Share Certificates. Except as set forth in Section 2.6, all shares issued by the Corporation shall be represented by certificates. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; shall bear the name of the registered holder, the number and class of shares and the designation of the series, if any, represented thereby, the par value, if any, of each share or a statement that the shares are without par value, as the case may be; shall be signed by the President or a Vice President, and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, such share certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.


         Section 2.2 Lost Certificates. Duplicate certificates may be issued for those lost or destroyed, under such terms as may be prescribed by the Board of Directors.


         Section 2.3 Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by the proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded on the share register of the Corporation. A transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of (i) Article 8 of the Pennsylvania Uniform Commercial Code or (ii) Article 2 of these Bylaws.

         Section 2.4 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

         Section 2.5 Transfer Rules. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         Section 2.6 Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 2.3 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.



                                    ARTICLE 3

                              Shareholders Meetings

         Section 3.1 Place of Meetings. All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

         Section 3.2 Annual Meetings. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.


         Section 3.3 Special Meetings. Special meetings of the shareholders, may be called at any time only by the Chairman, President or the Board of Directors.

         Section 3.4 Notice of Meetings. Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Business transacted at any special meeting shall be limited to the purposes stated in the notice. Such notice shall be given, in accordance with the provisions of Article 21 of these Bylaws, at least (i) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.


         Section 3.5 Notice of Meeting Not Required. Whenever the Corporation has been unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 3.4 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address this Section 3.5 shall cease to be applicable to such shareholder. The Corporation shall not be required to give notice to any shareholder pursuant to Section 3.4 hereof if and for as long as communication with such shareholder is unlawful.

         Section 3.6 Electronic Shareholder Meetings. The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.


         Section 3.7 Nomination of Directors.

         (a) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders (x) by or at the direction of the Board of Directors or by a Nominating Committee appointed by the Board of Directors and consisting of directors continuing in office (the "Nominating Committee") or (y) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 3.7(a), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this
Section 3.7(a). Such nominations, other than those made by or at the direction of the Board of Directors or Nominating Committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the earlier of the date on which public announcement of the date of the meeting is first made or the date the notice of the meeting is first mailed to shareholders. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a director the name and address of such person and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (y) as to the shareholder giving notice (i) the name and address of the shareholder as they appear on the Corporation's share transfer books who intends to make the nomination ("Nominating Shareholder"); (ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; and (v) a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. No person shall be eligible for election at any meeting of shareholders as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in compliance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nominations shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7.

         (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or by the Nominating Committee or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 3.7(b) who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this
Section 3.7(b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons ( as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice in the form required by Section 3.7(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the earlier of the date on which public announcement is first made of the date of the special meeting or the date the notice of the special meeting is first mailed to shareholders. In no event shall the pubic announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c) For purposes of this Section 3.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associate Press or comparable national news or wire service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

        Section 3.8 Notice of Shareholder Business. At the annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be a proper subject for shareholder action under these Bylaws and Pennsylvania law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section and who shall be entitled to vote at the meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the earlier of the date on which public announcement of the date of the annual meeting is first made or the date notice of the meeting is first mailed to shareholders. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for giving of a shareholder's notice as described above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) the name and address of the shareholder as it appears on the Corporation's share transfer books who intends to bring the business before the annual meeting ("Proposing Shareholder"); (b) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder ("Beneficial Owner"); (c) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Beneficial Owner; d) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a Beneficial Owner has in the business being proposed by the Proposing Shareholder; e) a description of all arrangements and understandings between the Proposing Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made; (f) a description of the business which the Proposing Shareholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Corporation adopt; and (g) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in compliance with the procedures set forth in this Section 3.8. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in compliance with the provisions of this Section 3.8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. For purposes of this Section 3.8, "public announcement" shall have the same meaning as set forth in Section 3.7(c).



                                    ARTICLE 4

                             Quorum of Shareholders

         Section 4.1 Requirement of Quorum. A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.


         Section 4.2 Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be voted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matters. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of an action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

         Section 4.3 Continuation of Business. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 4.4 Adjournments. If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

         Section 4.5 Limits on Adjournments. Notwithstanding the provisions of Sections 4.1, 4.2, 4.3 and 4.4 of these Bylaws:


         (1) Any meeting at which directors are to be elected may be adjourned only from day to day, or for such longer periods not exceeding 15 days each, as the shareholders present and entitled to vote shall direct.

         (2) Those shareholders entitled to vote who attend a meeting called for election of directors that has been once previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

         (3) Those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.



         Section 4.6 Votes Necessary. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, at any duly organized meeting of shareholders, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon shall decide any question brought before such meeting, and, if any shareholders are entitled to vote thereon as a class, the affirmative vote of a majority of the votes by the shareholders entitled to vote as a class shall decide any such question.



                                    ARTICLE 5

                                     Proxies

         Section 5.1 Proxies; Revocability. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

         Section 5.2 Multiple Proxies. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.


                                    ARTICLE 6

                                   Record Date

         Section 6.1 Fixing of Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or conversion or exchange of shares.


                                    ARTICLE 7


                                Shareholder List


         Section 7.1 Shareholder List. The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting except that if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by other means.

         Section 7.2 Validity of Action. Failure to comply with the provisions of Section 7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

         Section 7.3 Transfer Books. The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.

         Section 7.4 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of a share of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments, if any, a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the BCL.



                                    ARTICLE 8

                               Judges of Election

         Section 8.1 Appointment. Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

         Section 8.2 Vacancy. In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         Section 8.3 Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

         Section 8.4 Reports. On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts found by them.


                                    ARTICLE 9


                  No Consent of Shareholders in Lieu of Meeting

          Section 9.1 No Action by Consent. No action of the shareholders shall be taken by either unanimous consent or partial consent or other consent in lieu of a meeting.

                                   ARTICLE 10

                                    Directors


         Section 10.1 Number; Powers. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors of not less than 9 or more than 24 directors. The number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. The Board of Directors shall be divided into three classes consisting of as nearly equal in number of directors as possible, and directors of each class shall be elected for a term of three years and until their successors are elected and qualified or until their earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors that constitute the full Board of Directors in order to ensure that the three classes shall be as nearly equal in number of directors as possible. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are required or permitted to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

         Section 10.2 Election. In all elections of directors, each shareholder, or his proxy, shall be entitled to the number of votes to which the shares of stock owned by him are entitled to cast under the Articles of Incorporation of the Corporation and shall not be entitled to cumulate his votes.

         Section 10.3 Qualification. Each director shall be a natural person of at least 18 years of age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation. The Board may adopt such policies regarding qualifications for directors as it deems appropriate.

         Section 10.4 Meeting without Notice. A meeting of the Board of Directors may be held immediately following the annual meeting of shareholders at which directors have been elected without the necessity of notice to the directors.

         Section 10.5 Regular Meetings. Regular Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as may be designated by the Board of Directors or in the notice of meeting.

         Section 10.6 Special Meetings. A special meeting of the Board of Directors may be called at any time by the Chairman of the Board or the President on 24 hours' notice to each director, either by telephone, or if in writing, in accordance with Article 21 of these Bylaws and shall be called by either of them or, in their absence, by the Secretary, upon the written request of three members of the Board of Directors. Such special meeting of the Board of Directors shall be held at a time and place designated in the notice.

         Section 10.7 Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

         Section 10.8 Electronic Meetings. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.



                                   ARTICLE 11

                              Removal of Directors


         Section 11.1 Removal by Shareholders. Except as otherwise provided in
Section 11.3 of these Bylaws, the entire Board of Directors, or any class of the Board of Directors or any individual director, may be removed from office by vote of the shareholders entitled to vote thereon only for cause. If any directors are so removed, new directors may be elected at the same meeting.


         Section 11.2 Declared Vacancies. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.


         Section 11.3 Removal of Board. The Board of Directors may be removed at any time with or without cause by the unanimous vote of shareholders entitled to vote thereon.



                                   ARTICLE 12

                       Vacancies in the Board of Directors

         Section 12.1 Filling Vacancies. Vacancies in the Board of Directors occurring for any reason, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so elected shall be a director to serve for the balance of the unexpired term and until his successor has been elected and qualified or until his earlier death, resignation or removal.

          Section 12.2 Vacancies; Resignations. When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.


                                   ARTICLE 13


                  Director Action by Unanimous Written Consent


         Section 13.1 Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors is filed with the Secretary of the Corporation.

                                   ARTICLE 14

                            Compensation of Directors

         Section 14.1 Compensation. Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.


                                   ARTICLE 15

                                   Committees

         Section 15.1 Establishment. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following:

          (1) The submission to shareholders of any action requiring approval of shareholders;

          (2)  The creation or filling of vacancies in the Board of Directors;

          (3)  The adoption, amendment or repeal of these Bylaws;

          (4) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and


          (5) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors, except that the Executive Committee of the Board of Directors may take action upon a subject matter committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors, unless the Bylaws or resolution of the Board of Directors expressly provides that another committee shall have exclusive authority with respect to such matters.

         Section 15.2 Executive Committee. There shall be an Executive Committee, which shall consist of at least three (3) and not more than six (6) directors. The Executive Committee shall have supervision of all business of the Corporation and shall have the authority in between the time of regular meetings of the Board of Directors to exercise all powers of the Corporation and do all such lawful acts and things as are required or permitted to be exercised and done by statute, the Articles of Incorporation or these Bylaws. The Executive Committee shall have the power to create offices and titles as deemed desirable or advisable. The holders of such offices need not be directors of the Corporation.

         Section 15.3 Audit Committee. There shall be an Audit Committee, which shall consist of at least three (3) members of the Board of Directors, none of whom shall be an officer or employee of the Corporation or of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The Audit Committee shall perform such duties as are set for the in its charter.

         Section 15.4 Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified members at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

         Section 15.5 Status of Committee Action. The term "Board of Directors" or "Board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required thereafter shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent the authority to take the action has been delegated to the committee by the Board of Directors.



                                   ARTICLE 16

                             Liability of Directors

         Section 16.1 Fiduciary Duties. A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; or
(iii) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.


         Section 16.2 Fiduciary Duties; Consideration. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider to the extent they deem appropriate those factors set forth in Section 1715 of the BCL, including without limitation:

          (1) The effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the Corporation, and upon communities in which offices or other establishments of the Corporation are located.
          (2) The short-term and long-term interests of the Corporation, including benefits that may accrue to the Corporation from its long-term plans and possibility that these interests may be best served by the continued independence of the Corporation.
          (3) The resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the Corporation.

          (4)  All other pertinent factors.


The consideration of these factors shall not constitute a violation of Section
16.1 of this Article 16.

         Section 16.3 Presumption of Good Faith. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.


         Section 16.4 No Personal Liability; Exceptions. A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his office under Sections 16.1 through 16.3 of this Article 16; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 16.4 of this Article 16 shall not apply to: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

         Section 16.5 Amendments. Notwithstanding any other provisions of these Bylaws, the approval by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation shall be required to amend, repeal or adopt any provision as part of these Bylaws that is inconsistent with the purpose or intent of Sections 16.1, 16.2, 16.3, 16.4, or
16.5 of this Article 16, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. The provisions of Section 16.1, 16.3, and 16.4 were originally adopted by the shareholders of the Corporation on April 27, 1987.



                                   ARTICLE 17

                                    Officers


         Section 17.1 Numbers and Qualifications. The Corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers and assistant officers as the Board of Directors may authorize from time to time. The Chairman of the Board, President and Secretary shall be natural persons of at least 18 years of age. The Treasurer may be a corporation, but if a natural person shall be of at least 18 years of age. The Chairman of the Board or the President shall be the chief executive officer of the Corporation, as the Board of Directors may determine from time to time. The Chairman of the Board of Directors and the President shall be, and each officer may be, a director of the Corporation. The offices of Secretary and Treasurer may be filled by one person.

         Section 17.2 Election; Resignation. The officers shall be elected by the Board of Directors, or the Board of Directors may authorize the Chairman of the Board or President to appoint one or more classes of officers with such titles (including the titles of Vice President, Secretary and Treasurer), powers, duties and compensation as may be approved by such persons. Each officer shall hold office at the pleasure of the Board of Directors and until his successor has been elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

         Section 17.3 Actions in Good Faith. Except as otherwise provided in the Articles of Incorporation, an officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

         Section 17.4 Removal. Any officer or agent of the Corporation may be removed by the Board of Directors, with or without cause, at any time. Any officer appointed by the Chairman of the Board or President may also be removed, either with or without cause, at any time, by the Chairman of the Board or President. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 17.5 Voting of Stock in Other Corporations. If authorized by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as such proxy may deem necessary or proper in the circumstances.



                                   ARTICLE 18

                               Duties of Officers


         Section 18.1 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders, appoint all committees not otherwise provided for in the Bylaws. To be eligible to serve, the Chairman of the Board must be a director of the Corporation. He may serve as a member of any committee of the Board, attend all meetings of any such committee and participate in the discussions of any such committee, except as may otherwise be determined by the Board or provided in these Bylaws. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may be from time to time assigned to him by the Board of Directors.

         Section 18.2 President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. He shall be the chief executive of the Corporation, unless the Chairman of the Board is serving as Chief Executive Officer in which event the President shall be the Chief Operating Officer of the Corporation. Except as otherwise provided herein, the President shall be responsible for the general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation; and shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He may serve as a member of any committee of the Board, attend all meetings of any such committee and participate in the discussions of any such committee, except as may otherwise be determined by the Board or provided in these Bylaws. He shall perform all duties incident to the office of President and such other duties as may be from time to time assigned to him by the Board of Directors.

         Section 18.3 Vice President. The Vice President or, if more than one, the Vice Presidents in the order, if any, established by the Board of Directors shall, in the absence or incapacity of the President, have the authority to exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in the Bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior" or by departmental or functional classification.

         Section 18.4 Secretary. The Secretary shall act under the direction and superintendence of the Corporation's chief executive officer; attend all the meetings of shareholders, directors and committees, and keep in suitable books the minutes thereof; superintend the keeping and have charge of the seal, books, papers and records pertaining to his office, sign such documents as shall require his attention, issue notices for all meetings; and perform generally all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

         Section 18.5 Treasurer. The Treasurer shall be responsible for the custody of the corporate funds and securities; shall be responsible for full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time directs.

         Section 18.6 Assistant Secretary. The Assistant Secretary (and if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no determination then by seniority)) shall, in the absence of the Secretary, perform the duties of the Secretary and such other duties as may be assigned to him by the Board of Directors, Chairman of the Board, President, Secretary, or such other officer as may be designated by one of the foregoing.

         Section 18.7 Assistant Treasurer. The Assistant Treasurer (and if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no determination then by seniority)) shall, in the absence of the Treasurer, perform the duties of the Treasurer and such other duties as may be assigned to him by the Board of Directors, Chairman of the Board, President, Treasurer, or such other officer as may be designated by one of the foregoing.

         Section 18.8 Assistant Officers. Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

         Section 18.9 Bonds. If required by the Board of Directors, any officer or employee shall give bond for the faithful performance of their duties in such amount as is required by the Board of Directors or the Executive Committee of the Board of Directors.

         Section 18.10 Designations. The Board of Directors may, by resolution, designate one or more officers to be any of the following: Chief Operating Officer, Chief Financial Officer, General Counsel, or Chief Accounting Officer.



                                   ARTICLE 19

          Indemnification of Officers, Directors, Employees, and Agents

         Section 19.1 Indemnification. The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.


         Section 19.2 Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 19 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article 19 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification or adoption of any other laws that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.


         Section 19.3 Expenses. The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         Section 19.4 Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 19 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 19.5 Securing Obligations. The Corporation shall have the authority to create a fund of any nature, which may, but need not, be under the control of an independent trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. The authority shall include, without limitation, the authority to:
(i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 19. The provisions of this Article 19 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 19.1 of this Article 19 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 19.5 shall be exercised by the Board of Directors of the Corporation.


         Section 19.6 Separate Agreement. The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.


         Section 19.7 Defense of Claims. As soon as practicable after receipt by any person specified in Section 19.1 of this Article 19 of notice of the commencement of any action, suit or proceeding specified in Section 19.1 of this
Article 19, such person shall, if a claim with respect thereto may be made against the Corporation under Article 19 of these Bylaws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation from any liability under Article 19 of the Bylaws unless the Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under Article 19 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense, and except as otherwise provided below, to the extent that it desires, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person. After notice from the Corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under Article 19 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided below. Such person shall have the right to employ his own legal counsel in such action, but the fees and expenses of such legal counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of legal counsel by such person shall have been authorized by the Corporation; (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of such proceeding; or (iii) the Corporation shall not in fact have employed legal counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under
Article 19 of these Bylaws or advancement of expenses are not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

         Section 19.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the

Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 19.


         Section 19.9 Amendment. Notwithstanding any other provisions of these Bylaws, the approval by (i) the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation or (ii) a majority vote of the members of the Board of Directors shall be required to amend, repeal or adopt any provision as part of these Bylaws which is inconsistent with the purpose or intent of this Article 19, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such approval. The provisions of Sections 19.1, 19.2, 19.3, 19.4, 19.5, 19.6, 19.7 and 19.8 were originally adopted by the shareholders of the Corporation on April 27, 1987.


                                   ARTICLE 20

                                   Fiscal Year


         Section 20.1 Fiscal Year. The fiscal year of the Corporation shall be a calendar year, unless otherwise determined by the Board of Directors.



                                   ARTICLE 21

                                     Notices


         Section 21.1 Manner of Giving Written Notice. Whenever written notice is required to be given to any person under the provisions of these Bylaws or the BCL, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex, TWX or facsimile, when dispatched.


         Section 21.2 Waiver of Notice. Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                   ARTICLE 22

                                   Amendments


         Section 22.1 Amendments Requiring Shareholder Approval. Neither this
Section 22.1 nor Article 16 of these Bylaws may be altered, amended or repealed unless approved by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at a duly organized meeting of shareholders called for that purpose, provided that 30 days' notice of the proposed amendments shall have been mailed to the last recorded address of each shareholder as furnished to the Corporation, and that the same shall have been submitted to the Board of Directors at least 30 days prior to such meeting.

         Section 22.2 Amendments Requiring Notice. Neither this Section 22.2 nor
Article 19 of these Bylaws may be altered, amended or repealed unless approved by: (i) the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at a duly organized meeting called for that purpose, provided that 30 days' notice of the proposed amendments shall have been mailed to the last recorded address of each shareholder as furnished to the Corporation, and that the same shall have been submitted to the Board of Directors at least 30 days prior to such meeting, or
(ii) a majority vote of the members of the Board of Directors at any regular meeting or any special meeting duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at any duly organized meeting called for that purpose.

         Section 22.3 Other Amendments. All provisions of these Bylaws other than Articles 16 and 19 and Sections 22.1 and 22.2 may be altered, amended or repealed: (i) by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at a duly organized meeting called for that purpose, or (ii) by a majority vote of the members of the Board of Directors at any regular meeting or any special meeting duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at any duly organized meeting called for that purpose.